UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2019

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The NASDAQ Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.

On June 7, The Kraft Heinz Company (“Kraft Heinz” or the “Company”) issued a press release announcing the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended December 29, 2018, which includes audited consolidated financial statements for the years ended December 29, 2018, December 30, 2017 and December 31, 2016. The Company has restated the audited consolidated financial statements for the years ended December 30, 2017 and December 31, 2016, as well as relevant unaudited interim financial information for the quarterly periods ended September 29, 2018, June 30, 2018, March 31, 2018, December 30, 2017, September 30, 2017, July 1, 2017, and April 1, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Marcel Herrmann Telles as a Director

Further to the Company’s Current Report on Form 8-K filed on February 8, 2019, Marcel Herrmann Telles decided to retire from the Kraft Heinz Board of Directors (the “Board”) effective June 12, 2019. In addition, Daniel S. Schwartz will not stand for election at the 2019 Annual Meeting of Stockholders. Mr. Schwartz’s decision not to stand for election is not the result of any disagreement with management or the Board related to the Company’s operations, policies or practices. It was the Board’s preference to nominate Mr. Castro-Neves (in lieu thereof) due to his extensive experience working in the consumer packaged goods industry.

Appointment of Joao M. Castro-Neves as a Director

Kraft Heinz announced today that the Board elected Joao M. Castro-Neves as a member of the Board and appointed him to serve on the Nominating and Corporate Governance Committee, as well as the newly reconstituted Operations and Strategy Committee and as the Chair of the Compensation Committee effective June 12, 2019. Mr. Castro-Neves was not selected pursuant to any arrangement or understanding between him and any other persons. There are no transactions between Mr. Castro-Neves and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Castro-Neves has been a partner with 3G Capital since July 2018. Previously, Mr. Castro-Neves served as Chief Executive Officer of Anheuser-Busch, the North American unit of Anheuser-Busch Inbev SA/NV (“AB InBev”), a global brewer, and Zone President, North America of AB InBev, from January 2015 until December 2017. Mr. Castro-Neves joined Companhia de Bebidas das Americas S.A. (“AMBEV”), a predecessor of AB InBev, in 1996 and served in positions of increasing responsibility, including Chief Financial Officer from January 2005 until December 2006 and Chief Executive Officer from January 2009 until December 2014. He has also served as Chief Executive Officer of Quilmes Industrial S.A., a subsidiary of AMBEV based in Argentina, from January 2007 until December 2008. Mr. Castro-Neves is also a director of Restaurant Brands International Inc. (“RBI”). The Board has elected Mr. Castro-Neves because of his extensive experience in the consumer goods industry in his various positions with AB InBev as well as his public company directorship experience at RBI. In addition, when electing him, the Board considered his knowledge of strategy, finance, operations, mergers and acquisitions, and business development.

Mr. Castro-Neves will be compensated according to the Company’s compensation program for non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 2, 2018.

A copy of the Company’s press release announcing Mr. Telles’s retirement and Mr. Castro-Neves’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Compensation of Miguel Patricio as Chief Executive Officer

On June 5, 2019, the Compensation Committee of the Board approved the compensation for Miguel Patricio in his capacity as Chief Executive Officer, effective July 1, 2019 or such earlier date as mutually agreed. Pursuant to the terms approved by the Compensation Committee, he will receive an annual base salary of $1,000,000, together with an opportunity to participate in the Company’s Performance Bonus Plan with a bonus target award of 300% of base salary.

Mr. Patricio will be eligible to participate in the Company’s Bonus Swap Program upon approval by the Board, which would allow Mr. Patricio to invest a portion of his annual bonus towards the purchase of shares of the Company’s common stock, par value $0.01 (“Common Stock”). The Company would in turn grant a matching contribution of restricted stock units that vest on terms and conditions determined by the Compensation Committee.

In connection with his acceptance, Mr. Patricio will receive a one-time lump sum payment of $1,000,000, which Mr. Patricio will have to repay to the Company (in part or in total depending on the date of termination) if Mr. Patricio resigns for any reason or is terminated for cause prior to the third anniversary of his date of hire.

In connection with his employment by the Company, Mr. Patricio has committed to purchase $20,000,000 of Common Stock, which Mr. Patricio has agreed to hold four years from the date of purchase. In light of this commitment, the Company will provide Mr. Patricio with an award of restricted stock units having a value of $15,000,000 as of the date of grant (the “RSUs”). The RSUs will vest as follows, subject to continued employment: 50% will vest on the second grant date anniversary, 25% will vest on the third grant date anniversary and the remaining 25% will vest on the fourth grant date anniversary. Mr. Patricio will also receive an award of $20,000,000 in performance share units (“PSUs”), the vesting of which will be tied to key metrics and targets set by the Board, and will be subject to the same service-based vesting schedule as the RSUs.

To further structure and align the compensation of Kraft Heinz's CEO with its shareholders, Mr. Patricio will also receive a performance-based stock award that will entitle him to receive between 200,000 and 600,000 shares of Kraft Heinz common stock depending on the Company’s stock price appreciating to between $45 and $55 per share (or approximately 55% to 90% above the current stock price) during the first three years of his employment. If Mr. Patricio receives these additional performance share units, he will be required to hold them for an additional three-year period.

The maximum payout would be calculated using the highest average closing price over 30 consecutive trading days during the three-year period. The PSUs earned (if any) will vest on the third anniversary of the date of grant, subject to continued employment, and he is required to hold any such shares of Common Stock earned in settlement of the PSUs for three years from the vesting date.

Mr. Patricio will also have the right to participate in the Company’s benefit programs, as well as twenty-eight days of paid-time-off pursuant to the Company’s PTO policy.

Severance Compensation for Bernardo Hees

On April 22, 2019, the Company announced that Bernardo Hees would leave the Company in 2019. On June 5, 2019, the Compensation Committee of the Board approved the following severance terms for Mr. Hees, which will become payable following Mr. Hees’ termination of employment and subject to his execution of a release of claims against the Company: (1) a severance payment equal to 12 months of base salary (totaling $1,000,000), and (2) a pro-rata payment of his annual bonus under the Company’s Performance Bonus Plan (in the amount of $1,084,000) assuming performance at 85%, both with respect to the metrics related to the Company’s financial performance and Mr. Hees’ MBOs (for a total cash severance benefit of $2,084,000). Mr. Hees’ outstanding equity awards will be treated in accordance with the terms set forth in the governing agreements as described below.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	The Kraft Heinz Company Press Release, dated June 7, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: June 7, 2019	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary